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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF JENKENS & GILCHRIST]


                                 August 10, 1999

Dallas Semiconductor Corporation
4401 South Beltwood Parkway
Dallas, Texas 75244-3292

         Re:      Dallas Semiconductor - Form S-8 Registration Statement

Gentlemen:

         We have acted as counsel to Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 13, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,115,462 shares (the "Shares") of the $0.02 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company pursuant to the Dallas Semiconductor Corporation 1987 Stock Option Plan and 1993 Officer and Director Stock Option Plan for the Company (the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation of the Company, as amended; (2) the Bylaws of the Company, as amended; (3) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the reservation of 1,115,462 Shares to be issued pursuant to the Plans and to which the Registration Statement relates, the issuance of the shares of Common Stock pursuant to the Plans and related matters; (4) the Registration Statement and exhibits thereto, including the Plans; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, as amended, the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above and subject to the assumptions noted below, this firm is of the opinion that


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Dallas Semiconductor Corporation
August 10, 1999
Page 2


the Company presently has available 1,115,462 Shares of authorized but unissued and/or treasury shares of Common Stock which may be issued as the Shares pursuant to the Plans. Assuming that:

         (1) the Shares to be granted in the future under the Plans will be duly granted in accordance with the terms of the Plans;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted Shares under the Plans; and

         (3) the consideration for the Shares issued pursuant to the Plans is actually received by the Company as provided in the Plans and exceeds the par value of such shares;

then, we are of the opinion that, the Shares that may be issued or sold in accordance with the terms of the Plans will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            JENKENS & GILCHRIST,
                                            A Professional Corporation


                                            By: /s/ M. D. Sampels
                                                --------------------------------
                                                M. D. Sampels,
                                                Authorized Signatory

cc:      Mr. C.V. Prothro